                                                                EXHIBIT 10.13(A)

                                 FIRST AMENDMENT

     THIS FIRST AMENDMENT (the "Amendment") is made and entered into as of the 14th day of May, 2002, by and between SEAPORT PLAZA ASSOCIATES, LLC, a California limited liability company ("Landlord"), and THE 3DO COMPANY, a California corporation ("Tenant").

                                    RECITALS

A. Landlord and Tenant are parties to that certain lease dated July 12, 1999 (the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 159,350 rentable square feet (the "Original Premises") consisting of approximately (i) 79,675 rentable square feet (the "100 Premises") which comprises the entire rentable square footage of the building known as 100 Cardinal Way located at 100 Cardinal Way, Redwood City, California (the "100 Building"); and (ii) 79,675 rentable square feet (the "200 Premises"), which comprises the entire rentable square footage of the building known as 200 Cardinal Way, located at 200 Cardinal Way, Redwood City, California (the "200 Building").

B. Tenant desires to surrender a portion of the Premises to Landlord containing approximately 79,675 rentable square feet described as the 100 Premises in the 100 Building as shown on Exhibit A hereto (the "Reduction Space", provided that the 100 Premises and the Reduction Space are the same premises and shall be referred to hereinafter in this Amendment interchangeably as the 100 Premises and the Reduction Space) and that the Lease be appropriately amended, and Landlord is willing to accept such surrender on the following terms and conditions.

C. The Lease by its terms shall expire on November 12, 2012 ("Prior Termination Date"), and the parties desire an early termination of the Term of the Lease, all on the following terms and conditions.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.   Reduction.

     A. Tenant shall vacate the Reduction Space in accordance with the terms of the Lease on or prior to June 29, 2002, which is the date immediately preceding the Reduction Effective Date (defined in I.B. below) and Tenant shall fully comply with its obligations under the Lease, as modified by this Amendment, respecting the Reduction Space up to the Reduction Effective Date, including those provisions relating to the condition of the Reduction Space and removal therefrom of Tenant's personal property (other than the Furniture, as hereinafter defined), Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove, as required under the Lease. In consideration for Landlord's execution of this Amendment, Tenant hereby conveys to Landlord certain of Tenant's furniture located in the Reduction Space as more particularly described on the attached Exhibit C (the "Furniture") and in accordance with the terms and conditions of the Bill of Sale (the "Bill of Sale") attached hereto as Exhibit B. On or before the execution of this Amendment, Tenant shall execute and deliver to Landlord the

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

          original Bill of Sale. Tenant hereby represents and warrants that the Furniture in the Reduction Space is free and clear of all liens, charges and encumbrances, that Tenant is the rightful owner of all of the Furniture and that Tenant has the full right and authority to convey good title to the Furniture to Landlord. The foregoing representation and warranty shall be deemed to be remade by Tenant in full as of the Reduction Effective Date.

     B. Effective as of June 30, 2002 (the "Reduction Effective Date"), the Premises is decreased from approximately 159,350 rentable square feet consisting of approximately 79,675 rentable square feet in the 100 Building and approximately 79,675 rentable square feet in the 200 Building to approximately 79,675 rentable square in the 200 Building by the elimination of the Reduction Space. As of the Reduction Effective Date, the Reduction Space shall be deemed surrendered by Tenant to Landlord, the Lease shall be deemed terminated with respect to the Reduction Space, and the "Premises", as defined in the Lease, shall be deemed to mean the Original Premises, less the Reduction Space; provided, if Tenant shall violate any provision hereof or if Tenant's representations herein shall be false or materially misleading, Landlord shall have the right to declare this Amendment null and void and to reinstate the Lease with respect to the Reduction Space in addition to, and not in lieu of, any other rights or remedies available to Landlord.

     C. If Tenant shall holdover in the Reduction Space beyond the day immediately preceding the Reduction Effective Date, Tenant shall be liable for Base Rent, Additional Rent and other charges respecting the Reduction Space equal to 1.25 times the amount in effect under the Lease prorated on a per diem basis and on a per square foot basis for the Reduction Space. Such holdover amount shall not be in limitation of Tenant's liability for consequential or other damages arising from Tenant's holding over nor shall it be deemed permission for Tenant to holdover in the Reduction Space.

II. Decrease in Term. The Term of the Lease with respect to the 200 Premises is hereby decreased by a period of 78 months and 12 days and shall expire on April 30, 2006 ("Early Termination Date"), unless sooner terminated in accordance with the terms of the Lease.

III. Base Rent. Commencing as of the Reduction Effective Date and ending on the Early Termination Date, the schedule of monthly installments of Base Rent contained in the Lease is hereby revised as follows:

     A. 10 equal monthly installments of $251,615.00, each payable on or before the first day of each month during the period beginning as of the Reduction Effective Date and ending on the last day of the 10/th/ full calendar month following the Reduction Effective Date (i.e. April 30, 2003). Notwithstanding the foregoing, on or before the first day of each month during this period, Landlord shall draw on the Letter of Credit for the full amount of each monthly installment as set forth in
          Section VI herein, and Landlord's receipt of any such draw shall satisfy in full Tenant's obligations with respect to the payment of Base Rent due for any such month.

     B. 12 equal monthly installments of $166,431.00, each payable on or before the first day of each month during the period beginning as of the first day of the 11/th/ full

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

          calendar month following the Reduction Effective Date and ending on the last day of the 22/nd/ full calendar month following the Reduction Effective Date. Notwithstanding the foregoing, on or before the first day of each month during this period, Landlord shall draw on the Letter of Credit in the amount of $41,431.00 and apply such amount to each monthly installment as set forth in Section VI herein. The balance of $125,000.00 per month shall be payable by Tenant to Landlord in accordance with the terms of the Lease, as hereby amended. Landlord's receipt of the $125,000 per month, together with Landlord's receipt of the monthly draw in the amount of $41,431.00 shall satisfy in full Tenant's obligations with respect to the payment of Base Rent due for any such month.

     C. 24 equal monthly installments of $166,667.00, each payable on or before the first day of each month during the period beginning as of the first day of the 23rd full calendar month following the Reduction Effective Date and ending on the Early Termination Date. All such Base Rent during this period shall be payable by Tenant in accordance with the terms of the Lease, as hereby amended.

IV. Tenant's Share. For the period commencing on the Reduction Effective Date and ending on the Early Termination Date, Tenant's Share is decreased from 100% to 50%. Notwithstanding anything in this Amendment to the contrary, Tenant shall remain liable for all year-end adjustments with respect to Tenant's Share of Operating Costs and Taxes applicable to the Reduction Space for that portion of the calendar year preceding the Reduction Effective Date. Such adjustments shall be paid at the time, in the manner and otherwise in accordance with the terms of the Lease, unless otherwise specified herein. Notwithstanding anything in the Lease or this Amendment to the contrary, so long as Tenant is not in default under the Lease or this Amendment, Tenant shall be entitled to an abatement of Additional Rent (i.e. Tenant's Share of Operating Costs and Taxes) with respect to the 200 Premises for the period beginning on the Reduction Effective Date and ending on the last day of the 22nd full calendar month following the Reduction Effective Date (the "Abated Additional Rent"). If Tenant defaults at any time during the Term and fails to cure such default within any applicable cure period under the Lease, as hereby amended, all Abated Additional Rent shall immediately become due and payable. The payment by Tenant of the Abated Additional Rent in the event of a default shall not limit or affect any of Landlord's other rights, pursuant to the Lease or at law or in equity. Only Additional Rent shall be abated pursuant to this Section, and other costs and charges specified in the Lease or this Amendment shall remain as due and payable pursuant to the provisions of the Lease or this Amendment. Commencing as of the first day of the 23rd full calendar month following the Reduction Effective Date and ending on the Early Termination Date, Tenant shall pay Tenant's Share of Operating Costs and Taxes applicable to the 200 Premises in accordance with the terms of the Lease, as amended hereby. In addition, Tenant shall remain liable for all year end adjustments with respect to Tenant's Share of Operating Costs and Taxes applicable to the 200 Premises for that portion of the calendar year up to and including the Early Termination Date. Such adjustments shall be paid at the time, in the manner and otherwise in accordance with the terms of the Lease, unless otherwise specified herein.

V. Termination Fee. Tenant agrees to pay Landlord, upon Tenant's execution hereof, the amount of $1,140,924.00 (the "Termination Fee"), payable in the manner set forth in Section VI below.

                                       3

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VI.  Security Deposit. As of April 1, 2002, Landlord was holding the sum of
     $5,648,000.00 as the security deposit (the "Security Deposit") required pursuant to Section 4 (Security Deposit) of the Lease and Section 38 ($5,240,000.00 Letter of Credit) of the Lease in the form of (i) cash ("Cash Security Deposit") in the amount of $408,000.00; and (ii) a letter of credit (the "Letter of Credit") from Tenant in the amount of $5,240,000.00 of which Landlord is the beneficiary. The total Rent due for the month of April, 2002 was $497,918.00. Landlord and Tenant acknowledge and agree that (a) Landlord has, prior to the date of this Amendment, applied the full amount of the Cash Security Deposit to a portion of Tenant's outstanding balance of Rent accrued through April 30, 2002, and therefore, Landlord shall retain the Cash Security Deposit; and (b) Tenant hereby releases any and all claims to the Cash Security Deposit. Landlord and Tenant further acknowledge and agree that Tenant currently owes Rent for the month of May, 2002 equal to $497,918.00 and Tenant will owe Rent for the month of June, 2002 equal to $497,918.00. Accordingly, Landlord and Tenant acknowledge and agree that Landlord shall draw upon the Letter of Credit as follows: (1) upon the execution of this Amendment by Tenant, Landlord shall draw upon the Letter of Credit in the amount of $2,226,678.00 consisting of (a) $89,918.00 as payment for the remaining amount of unpaid Rent due for the month of April, 2002, (b) $497,918.00 as payment for the amount of unpaid Rent due for the month of May, 2002, (c) $497,918.00 as payment for the amount of Rent which will be due for the month of June, 2002, and (d) $1,140,924.00 as payment of the Termination Fee required hereunder; (2) as of the first day of each month during the period commencing on the Reduction Effective Date and ending on the last day April, 2003, Landlord shall draw upon the Letter of Credit in the amount of $251,615.00, per month and apply such amount to the monthly installment of Base Rent and Additional Rent due to Landlord under the Lease (as amended in this Amendment) for each such month (i.e. total draw of $2,516,150.00 during this period); and (3) on or about the first day of each month during the period commencing on May 1, 2003 and ending on April 30, 2004, Landlord shall draw upon the Letter of Credit in the amount of $41,431.00, per month and apply such amount to the monthly installment of Base Rent and Additional Rent due to Landlord under the Lease (as amended in this Amendment) for each such month (i.e. total draw of $497,172.00 during this period). Assuming that Landlord has actually received all appropriate payments in connection with all draws made by Landlord under the Letter of Credit as provided herein, then upon Landlord's draw on the Letter of Credit for the month of April, 2004, Landlord shall have drawn on the full amount of the Letter of Credit and therefore, Landlord shall retain the Letter of Credit, and Tenant shall release any and all claims to the Letter of Credit. The schedule set forth above for drawing on the Letter of Credit shall not restrict or prohibit Landlord from drawing on the Letter of Credit for any other reason, including but not limited to any draw to cure an event of default by Tenant under the Lease. In the event and to the extent required as a precondition to accessing and applying the Cash Security Deposit and the Letter of Credit or any portion thereof in the manner contemplated by this Amendment, Landlord and Tenant acknowledge that for purposes of applying the Cash Security Deposit and drawing upon and applying the Letter of Credit in accordance with this Amendment, the full amount of the Security Deposit constitutes funds due and owing Landlord as a result of Tenant's failure to pay rent in accordance with the terms of the Lease. Tenant shall diligently cooperate with Landlord to facilitate Landlord's draw on the remaining amount of the Letter of Credit. Such cooperation may include, but not be limited to, the obligation to execute such documents as may be required to permit Landlord to draw on the Letter of Credit as provided herein. Notwithstanding anything to the contrary contained in the Lease or this Amendment with respect to Landlord's right to draw on the Letter of Credit, Tenant agrees that in the event

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      the bank which has issued the Letter of Credit refuses to accept
      Landlord's draw requests or if such draw requests are not processed or approved for any reason, or in the event the Tenant fails to pay Landlord any of the other amounts payable pursuant to this Amendment when due, then, in the event Tenant does not remedy any such payment deficiency within five (5) Business Days of receipt of written notice from Landlord, at Landlord's sole option, in addition to, and not in lieu of, any other rights or remedies available to Landlord, Landlord shall have the right to declare this Amendment null and void and of no force and effect and the Term of the Lease with respect to the entire Original Premises shall be as stated in the Lease, without giving effect to this Amendment.

VII. Representations. Each party represents to the other that it has full power and authority to execute this Amendment. Tenant represents that it has not made any assignment, sublease, transfer, conveyance of the Lease or any interest therein or in the Reduction Space other than those explicitly recited herein and further represents that there is not and will not hereafter be any claim, demand, obligation, liability, action or cause of action by any other party respecting, relating to or arising out of the Reduction Space, and Tenant agrees to indemnify and hold harmless Landlord and the Landlord Related Parties (as defined in the "Miscellaneous" Section below) from all liabilities, expenses, claims, demands, judgments, damages or costs arising from any of the same, including without limitation, attorneys' fees. Tenant acknowledges that Landlord will be relying on this Amendment in entering into leases for the Reduction Space with other parties.

VIII. Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective dates are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

      A. Landlord's Termination Right. At any time during the remaining portion of the Term subsequent to March 1, 2003, Landlord shall have the right to terminate the Lease (the "Termination Option") for any reason, by providing at least 60 days prior written notice to Tenant, at any time on or before February 29, 2004, in which event, the Lease shall be deemed terminated as of the date of termination (the "Accelerated Early Termination Date") specified in such notice. If Landlord exercises the Termination Option as provided for herein, Tenant shall remain liable for all Rent and other sums due under the Lease up to and including the Accelerated Early Termination Date even though billings for such may occur subsequent to the Accelerated Early Termination Date. In addition, in the event Landlord exercises the Termination Option as provided for herein, Landlord shall be entitled to draw on and retain for its own account the remaining balance not previously drawn on from the Letter of Credit as a fee in connection with the acceleration of the Early Termination Date and not as a penalty.

      B. Landlord's Address for Payment of Rent. The "Landlord's Address for Payment of Rent" as set forth in the Basic Lease Information of the Lease is deleted in its entirety and replaced with the following:

          "Payments of Rent only shall be made payable to the order of Equity Office Properties at the following address:

          EOP Operating Limited Partnership
          as Agent for Seaport Plaza Associates, LLC
          File 30088
          P.O. Box 60000
          San Francisco, California 94160"

      C. Landlord's Address for Notices. The "Landlord's Address for Notices" as set forth in the Basic Lease Information of the Lease is deleted in its entirety and replaced with the following:

          "Seaport Plaza Associates, LLC
          c/o Equity Office Properties Trust
          725 Saginaw Drive
          Redwood City, California 94063
          Attention: Property Manager

          With a copy to:

          Equity Office Properties Trust
          Two North Riverside Plaza
          Suite 2100
          Chicago, Illinois 60606
          Attention: Regional Counsel - San Francisco Region"

     D. Property Manager. The Property Manager as set forth in the Basic Lease Information of the Lease is hereby deleted and replaced with "EOP Operating Limited Partnership".

     E.   Tenant's Signs.

          1. Effective as of the Reduction Effective Date, the third sentence of Section 40 of the Lease shall be deleted in its entirety and replaced with the following:

               "Throughout the Term of this Lease Tenant shall not make any change or changes to Tenant's Sign without the prior written consent of Landlord; provided, however, effective as of the Reduction Effective Date, subject to the other provisions of this
               Section 40, Tenant shall be entitled only to a proportionate share of the space on the Monument based upon the rentable area leased by Tenant compared with the rentable area in the Buildings, and Tenant shall replace Tenant's Sign with a smaller Tenant's Sign on the Monument to accommodate other tenants in the Project. "

          2. On or before the Reduction Effective Date, Tenant shall remove, at Tenant's sole cost and expense, the exterior signage located on the exterior of the 100 Building. If Tenant fails to remove such exterior signage by the Reduction Effective Date, then Landlord shall have the right to do so at Tenant's expense, and Tenant agrees to pay to Landlord the costs of such removal within 30 days after Landlord invoices Tenant for the same. In addition, so long as (a) Tenant is not in default under the Lease, as

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               amended, (b) Tenant has not assigned its interest in the Lease, as amended, (c) Tenant has not subleased any portion of the 200 Building, and (d) Tenant continues to lease the entire 200 Building, then Tenant shall be allowed to relocate, install and maintain the exterior signage that is currently located on the exterior of the 100 Building onto the exterior of the 200 Building (the "200 Building Sign"). The 200 Building Sign shall be (i) subject to Landlord's prior written approval as to the size, location, material, lighting and color, and all other aspects of such sign, which approval shall not be unreasonably withheld, (ii) subject to all applicable ordinances, regulations and the prior approval of all applicable governmental authorities, including the City of Redwood City, California,
               (iii) installed only after Tenant obtains all necessary permits and approvals from the applicable authorities, and (iv) installed and maintained in a first class condition at Tenant's sole cost and expense (including, without limitation, the cost of obtaining all permits and other governmental approvals). Throughout the Term of the Lease, Tenant shall not make any changes to the 200 Building Sign without the prior written consent of Landlord. At the expiration or earlier termination of the Term, or in the event any of the conditions set forth above are no longer applicable (e.g. Tenant subleases a portion of the 200 Building), then Landlord may elect to give Tenant written notice requesting Tenant to remove the 200 Building Sign at Tenant's sole cost and expense. If Tenant fails to remove the 200 Building Sign within 15 days after the date of Landlord's written notice to Tenant, then Landlord shall have the right to do so at Tenant's expense, and Tenant agrees to pay to Landlord the costs of such removal within 30 days after Landlord invoices Tenant therefor. Tenant will be liable for any damage or injury to Landlord from any Claims arising out of the 200 Building Sign. Notwithstanding any of the foregoing to the contrary, Tenant shall have no right to install or maintain the 200 Building Sign in the event Landlord would be prohibited or limited, for any reason, in its ability to install signage on the exterior of the 100 Building.

     F. $5,240,000.00 Letter of Credit. Effective as of the Reduction Effective Date, Sections 38(a) and (b) of the Lease shall be deleted in their entirety and replaced with the following:

          "Within three (3) Business Days following the Executed Lease Delivery Date, Tenant shall deliver to Landlord an unconditional, irrevocable, transferable and negotiable standby letter of credit (the "L/C #2") in an amount equal to $5,240,000.00 ("Face Amount"), issued by a bank or trust company ("Issuer") and in form and content acceptable to Landlord, in its sole and absolute discretion, as additional security for the performance of Tenant's obligations under this Lease, as amended. An L/C in the form attached hereto as Exhibit E is hereby approved by Landlord. L/C#2 shall name Landlord as beneficiary thereunder and provide that draws, including partial draws, at Landlord's election, will be honored upon the delivery to the Issuer of a certificate signed by Landlord, or its authorized agent, that the amount drawn is being drawn pursuant to the terms of the Lease, as amended. L/C#2 shall also provide that it will be automatically extended upon each renewal date unless the Issuer thereof delivers to Landlord, no later than forty-five (45) days prior to the stated expiration date of L/C#2, written notice of

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          Issuer's intent not to extend or renew L/C/#2. During any period that
          Tenant is required to maintain L/C#2, Tenant shall, at least thirty
          (30) days prior to any expiration or termination of L/C#2, provide Landlord either with written confirmation that the existing L/C#2 will be automatically extended and renewed or with a new letter of credit that satisfies all of the requirements for L/C#2 in this Section 38. In addition, upon a proposed sale or other transfer of any interest in the Project, the Land, this Lease (as amended), or Landlord (including consolidations, mergers or other entity changes), Tenant, at its sole cost and expense and upon ten (10) Business Days' notice, shall, concurrent with Landlord's delivery to Tenant of the then outstanding L/C#2, deliver to any such transferees, successors, or assigns a replacement L/C#2 on identical terms (except for the stated beneficiary) from the same Issuer or another bank or trust company acceptable to Landlord, in Landlord's sole discretion, naming the new Landlord as the beneficiary thereof. Tenant's failure to perform or observe any of the covenants set forth in this Section 38 for any reason shall entitle Landlord to draw on the full amount of L/C#2. Any amount(s) drawn under L/C#2 shall be held or used by Landlord in accordance with the terms of Sections VI and VIII.A of the First Amendment to the Lease."

     G. Deleted Section. Effective as of the Reduction Effective Date, in addition to the other Sections and provisions of the Lease modified herein, Section 41 (Extension Option) of the Additional Provisions Rider of the Lease shall be deleted in its entirety and shall be of no further force and effect.

IX.  Miscellaneous.

     A. This Amendment, including the following exhibits and attachments which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. This Amendment shall not be relied upon by any other party, individual, corporation, partnership or entity as a basis for reducing its lease obligations with Landlord or for any other purpose. Except to the extent required by any applicable Securities and Exchange Commission requirements, or any applicable Federal or State securities laws, Tenant agrees that it shall not disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord. In connection therewith, Tenant shall submit any required press releases regarding the terms of this Amendment to Landlord prior to dissemination to the public. Any such press releases shall be subject to Landlord's prior review and written approval (which approval shall not be unreasonably withheld).

     B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

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

     C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

     D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

     E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

     F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

     G. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

     H. At Landlord's option, this Amendment shall be of no force and effect unless and until accepted by the Guarantor of the Lease, who by signing below shall agree that its Guaranty shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

                       [SIGNATURES ARE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Landlord, Tenant and Guarantor have duly executed this Amendment as of the day and year first above written.

                               LANDLORD:

                               SEAPORT PLAZA ASSOCIATES, LLC, a California limited liability company

                               By: EOP Operating Limited Partnership, a Delaware
                                   limited partnership, its sole member

                                   By:  Equity Office Properties Trust, a
                                        Maryland real estate investment trust,
                                        its general partner

                                        By:      /s/ Mark Geisreiter
                                                 ------------------------------
                                        Name:
                                                 ------------------------------
                                        Title:   Senior Vice President
                                                 ------------------------------


                               TENANT:

                               THE 3DO COMPANY, a California corporation

                               By:    /s/ James Alan Cook
                                      -----------------------------------
                               Name:  James Alan Cook
                               Title: Executive Vice President

                               By:    /s/ Richard Gelhaus
                                      -----------------------------------
                               Name:  Richard Gelhaus
                               Title: Chief Financial Officer

                               GUARANTOR:

                               THE 3DO COMPANY, a Delaware corporation

                               By:    /s/ James Alan Cook
                                      -----------------------------------
                               Name:  James Alan Cook
                               Title: Secretary

                               By:    /s/  Richard Gelhaus
                                      -----------------------------------
                               Name:  Richard Gelhaus

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                               Title: Chief Financial Officer

          NOTARY PUBLIC ACKNOWLEDGEMENTS FOR GUARANTOR ARE ON NEXT PAGE

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STATE OF   CALIFORNIA
         ---------------   )
                                            ) SS
COUNTY OF   SAN MATEO      )
          -------------

     BE IT REMEMBERED, that on the 15th day of May, 2002, before me, a Notary Public in and for said County personally appeared James Alan Cook, who advised me that he is Secretary of The 3DO Company (a Delaware corporation), the Guarantor in the Guaranty of the Lease who acknowledged that the signing hereof was the duly authorized act and deed of said corporation and his/her free and voluntary act and deed as said officer for the uses and purposes therein mentioned.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written.

                                                           MICHELE MUNGIA
                                                    ----------------------------
                                                           Notary Public

My Commission Expires:     10-9-03
                        ---------------------

STATE OF   CALIFORNIA      )
         ---------------
                                            ) SS
COUNTY OF   SAN MATEO      )
          -------------

     BE IT REMEMBERED, that on the 15th day of May, 2002, before me, a Notary Public in and for said County personally appeared Richard Gelhaus, who advised me that he is Chief Financial Officer of The 3DO Company (a Delaware corporation), the Guarantor in the Guaranty of the Lease who acknowledged that the signing hereof was the duly authorized act and deed of said corporation and his/her free and voluntary act and deed as said officer for the uses and purposes therein mentioned.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written.

                                                           MICHELE MUNGIA
                                                    ----------------------------
                                                           Notary Public

My Commission Expires:        10-9-03
                        ---------------------

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                                    EXHIBIT A

                     OUTLINE AND LOCATION OF REDUCTION SPACE

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                                    EXHIBIT B

                                  BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that THE 3DO COMPANY, a California corporation ("Seller"), for the sum of Ten Dollars ($10.00) paid by SEAPORT PLAZA ASSOCIATES, LLC, a California limited liability company ("Purchaser") pursuant to that certain First Amendment, hereby sells to Purchaser the personal property ("Personal Property") more particularly referred to in Exhibit C attached hereto in its "as-is, where-is" condition.

TO HAVE AND TO HOLD the same unto Purchaser to and for its own use and behalf forever. Seller hereby agrees to pay all sales taxes payable by reason of the transfer to Purchaser of said Personal Property and Seller shall indemnify Purchaser in connection therewith. Seller hereby represents and warrants to Purchaser that: (a) Seller is the rightful owner of all of the Personal Property; (b) Seller has not made any disposition or conveyance of the Personal Property; (c) Seller has no knowledge of any fact or circumstance which would give rise to any claim, demand, obligation, liability, action or cause of action arising out of or in connection with the Personal Property; and (d) no other person or entity has an interest in the Personal Property, collateral or otherwise.

IN WITNESS WHEREOF, Seller has caused these presents to be signed by its duly authorized officers as of May 14, 2002.

                                     SELLER:

                                     THE 3DO COMPANY,
                                     a California corporation

                                     By:    /s/ James Alan Cook
                                            ------------------------------
                                     Name:  James Alan Cook

                                     Title: Executive Vice President

                                     By:    /s/ Richard Gelhaus
                                            ------------------------------
                                     Name:  Richard Gelhaus

                                     Title: Chief Financial Officer

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                                    EXHIBIT C

                                    FURNITURE

               [TO BE MUTUALLY AGREED UPON AS SOON AS PRACTICABLE]

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